UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Foresight Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

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FORESIGHT ACQUISITION CORP.

SUPPLEMENT DATED NOVEMBER 29, 2021

TO PROXY STATEMENT DATED OCTOBER 28, 2021

FOR THE SPECIAL MEETING OF STOCKHOLDERS

WHICH HAS BEEN ADJOURNED TO

DECEMBER 3, 2021 AT 7:00 AM CENTRAL TIME

YOUR VOTE IS VERY IMPORTANT

This supplement (this “Supplement”) supplements the disclosures contained in the definitive proxy statement (as supplemented, the “Proxy Statement”), filed by Foresight Acquisition Corp. (“Foresight”) with the Securities and Exchange Commission (the “SEC”) on October 28, 2021 in connection with the special meeting of Foresight’s stockholders (the “Special Meeting”) to be held on December 3, 2021.

The purpose of the Special Meeting is to consider and vote upon, among other things, a proposal to approve and adopt (i) the Agreement and Plan of Merger, dated as of May 25, 2021 (as may be amended from time to time, the “Merger Agreement”), by and among Foresight, P3 Health Group Holdings, LLC (“P3”) and FAC Merger Sub LLC (“P3 LLC”) and the transactions contemplated thereby (such transactions are referred to herein as the “Merger Transaction”), pursuant to which Foresight will acquire economic interests in P3 LLC (which is the entity into which P3 will be merged pursuant to the Merger Transaction) and Foresight will become the sole managing member of P3 LLC and (ii) the Transaction and Combination Agreement, dated as of May 25, 2021, by and among Foresight and the blocker entities, blocker sellers and other parties party thereto (as may be amended from time to time, the “Transaction and Combination Agreement”) and the transactions contemplated thereby (such transactions are referred to herein as the “Blocker Transaction”), pursuant to which Foresight will acquire additional economic interests of P3 LLC (the Merger Transaction and the Blocker Transaction are collectively referred to herein as the “Business Combinations”).

The purpose of this Supplement is to update and supplement certain information set forth in the Proxy Statement. To the extent the information set forth below differs from the information in the Proxy Statement, the information set forth below shall supersede the information in the Proxy Statement. Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged, and capitalized terms used in this Supplement but not otherwise defined herein have the meanings ascribed to those terms in the Proxy Statement.

Pro Forma Financial Statements

Subsequent to the printing and mailing of the Proxy Statement, Foresight and P3 identified an issue regarding the appropriate accounting treatment for the Business Combinations, which is described under “Unaudited Pro Forma Condensed Combined Financial Information of Foresight” and “STOCKHOLDER PROPOSAL NO. 1—THE BUSINESS COMBINATIONS PROPOSAL—Accounting Treatment.” Specifically, Foresight disclosed in the Proxy Statement that the Business Combinations would be accounted for as a reverse recapitalization. P3 and Foresight have now determined that the Business Combinations should instead be accounted for using the acquisition method of accounting. This determination is primarily based on the fact that:

•

Foresight will be the sole managing member of P3 LLC subsequent to the consummation of the Business Combinations, and the managing member shall conduct, direct and exercise full control over all activities of P3 LLC and the non-managing members of P3 LLC do not have substantive kick-out or participating rights.

•

No one predecessor stakeholder of P3 had a controlling interest in P3 before, or will have a controlling interest in the combined company after, the Business Combinations. The Business Combinations are not transactions between entities under common control.

These factors support the conclusion that Foresight acquired a controlling interest in P3 LLC and is the accounting acquirer. For accounting purposes, the accounting acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). If the acquiree is a variable interest entity, the primary beneficiary would be the accounting acquirer. Foresight is the primary beneficiary of P3 LLC, which is a variable interest entity, since it has the power to direct the activities of P3 LLC that most significantly impact P3 LLC’s economic performance through its role as the sole managing member. Therefore, the Business Combinations represented a change in control and are accounted for using the acquisition method.

Under the acquisition method of accounting, Foresight’s assets and liabilities will be recorded at carrying value and the assets and liabilities associated with P3 will be recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC Topic 805, Business Combinations (“ASC 805”) and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by the accounting acquirer, which was determined to be Foresight.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The revised unaudited pro forma condensed combined financial information set forth below supersedes the unaudited pro forma condensed combined financial information in the Proxy Statement in their entirety:

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION OF FORESIGHT

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of P3 Health Group Holdings LLC, (“P3”) and its subsidiaries and Foresight Acquisition Corp. (“Foresight” or the “Company”), adjusted to give effect to the consummation of the Business Combinations and the transactions pursuant to the Merger Agreement and the Transaction and Combination Agreement, which were entered into on May 25, 2021. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of P3 and the historical balance sheet of Foresight on a pro forma basis as if the Business Combinations and the PIPE had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 combine the historical results of operations of P3 and historical statements of operations of Foresight for such periods on a pro forma basis as if the Business Combinations and the PIPE had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information have been prepared from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical audited consolidated financial statements of P3 as of and for the year ended December 31, 2020 and the related notes, contained in the definitive proxy statement filed by Foresight with the Securities and Exchange Commission (the “SEC”) on October 28, 2021 (the “Proxy Statement”);

•	the historical audited financial statements of Foresight for the period from August 20, 2020 (inception) to December 31, 2020 and the related notes, contained in the Proxy Statement;

•

the historical unaudited condensed financial statements of Foresight and the unaudited consolidated financial statements of P3 as of and for the six months ended June 30, 2021 and the related notes, contained in the Proxy Statement;

•

the historical unaudited condensed financial statements of Foresight as of and for the nine months ended September 30, 2021 and the related notes contained in the quarterly report on Form 10-Q/A filed by Foresight with the SEC on November 29, 2021 which included disclosure regarding certain restated account balances as of June 30, 2021 in Note 2 “Restatement of Previously Issued Financial Statements”; and

•

other information relating to P3 and Foresight contained in the Proxy Statement, including the Merger Agreement, the Transaction and Combination Agreement and the description of certain terms thereof set forth in the section entitled “Proposal 1—The Business Combinations Proposal—The Merger Agreement and the Transaction and Combination Agreement.”

Pursuant to the existing Charter, Foresight is providing its public stockholders with the opportunity to redeem their shares of Class A Common Stock prior to the consummation of the Business Combinations at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combinations, including interest (which interest shall be net of taxes payable), divided by the number of the then outstanding public shares, subject to the limitations described in the Proxy Statement.

The organizational structure following the completion of the Business Combinations, is commonly referred to as an umbrella partnership-C Corporation (or “UP-C”) structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering either directly or through a business combination with a special purpose acquisition company. This organizational structure will allow the P3 Equityholders other than the Blocker Sellers (the “Non-Blocker P3 Equityholders”) to retain equity ownership in P3 LLC, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of P3 LLC Common Units and to continue to realize tax benefits associated with owner interest in an entity that is treated as a partnership, or “flow-through” entity, for U.S federal income tax purposes following the Business Combinations. The Non-Blocker P3 Equityholders will have the right to redeem P3 LLC Common Units (together with the cancellation of an equal number of shares of voting, Foresight Class V Common Stock) for Foresight Class A Common Stock or at the Company’s option, an amount of cash equal to the fair market value of the shares of Class A Common Stock. In addition, upon the completion of the Business Combinations, Foresight, the Blocker Sellers, and the Non-Blocker P3 Equityholders will be a party to a Tax Receivable Agreement. The Foresight Public Shareholders will hold Foresight Class A Common Stock. The parties agreed to structure the Business Combinations in this manner for tax and other business purposes, and we do not believe that our organizational structure will give rise to any significant business or strategic benefit or detriment. See the section entitled “Risk Factors—Risks Related to Foresight and the Business Combinations” and “Risk Factors—Risks Related to the Tax Receivable Agreement” in the Proxy Statement for additional information regarding the risks associated with the organizational structure following the Business Combinations, including the Tax Receivable Agreement.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of the public shares:

•	Assuming No Redemptions: This “No Redemptions Scenario” assumes that no shares of Class A Common Stock are redeemed by the Foresight stockholders prior to the Business Combinations.

•

Assuming Maximum Redemptions: This “Maximum Redemptions Scenario” reflects the maximum number of shares of Class A Common Stock which could be redeemed by the Foresight Stockholders under the minimum cash condition of the Merger Agreement which P3 has elected to lower from $400.0 million to $200.0 million (“Available Cash”). After taking into account the PIPE Shares, the maximum number of Shares of Class A Common Stock that could be redeemed by the Foresight stockholders is 29,995,361 shares of Class A Common Stock, which is derived from the number of shares that could be redeemed in connection with the Business Combinations at an assumed redemption price of $10.00 per share based on $316.3 million of funds held in the Trust Account as of June 30, 2021 and 31,625,000 public shares of Class A Common Stock outstanding, and still satisfy the minimum cash condition of the Merger Agreement based on the revised Available Cash amount, after giving effect to the sale of the PIPE Shares and the payment of Foresight’s expenses, fees or costs related to the Merger Agreement, for an aggregate redemption payment of approximately $300.0 million from the Trust Account.

In both scenarios, the unaudited pro forma condensed combined financial information was prepared in accordance with the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) on the basis of Foresight as the accounting acquirer and P3 as the accounting acquiree – see Note 3. This unaudited pro forma condensed combined financial information supersedes the previously furnished unaudited pro forma condensed combined financial information to reflect that the Business Combinations will be accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combinations and the PIPE taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2021

(In dollars, except share amounts)

	Historical		No Redemptions Scenario			Maximum Redemptions Scenario
	Foresight Acquisition Corp.	P3 Health Group Holdings LLC	Transaction Accounting Adjustments	Notes	Pro Forma Consolidated	Transaction Accounting Adjustments	Notes	Pro Forma Consolidated
ASSETS
Current Assets:
Cash	$583,701	$16,322,893	$180,000,000	4[A]	$196,906,594	$180,000,000	4[A]	$196,906,594
Restricted Cash	—	223,872	—		223,872	—		223,872
Health Plan Settlement Receivables	—	43,750,694	—		43,750,694	—		43,750,694
Clinic Fees and Insurance Receivables	—	365,440	—		365,440	—		365,440
Other Receivables	—	364,139	—		364,139	—		364,139
Prepaid expenses and other current assets	235,117	5,554,024	—		5,789,141	—		5,789,141

Total Current Assets	818,818	66,581,062	180,000,000		247,399,880	180,000,000		247,399,880
Long-Term Assets:
Property, Plant and Equipment, Net	—	7,271,432	—		7,271,432	—		7,271,432
Goodwill	—	953,128	1,106,876,137	4[D]	1,107,829,265	1,069,542,769	4[D]	1,070,495,897
Intangible Assets, Net	—	—	873,500,000	4[E]	873,500,000	873,500,000	4[E]	873,500,000
Notes Receivable, Net	—	3,577,855	—		3,577,855	—		3,577,855
Right of Use Asset	—	4,570,351	—		4,570,351	—		4,570,351
Cash Held in Trust Account	316,260,434	—	(316,260,434)	4[B]	—	(316,260,434)	4[B]	—

Total Long-Term Assets	316,260,434	16,372,766	1,664,115,703		1,996,748,903	1,626,782,335		1,959,415,535

Total Assets	$317,079,252	$82,953,828	$1,844,115,703		$2,244,148,783	$1,806,782,335		$2,206,815,415

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable and Accrued Expenses	186,382	10,787,249	—		10,973,631	—		10,973,631
Accrued Payroll	—	1,354,500	—		1,354,500	—		1,354,500
Health Plans Settlements Payable	—	12,399,972	—		12,399,972	—		12,399,972
Claims Payable	—	62,670,606	—		62,670,606	—		62,670,606
Premium Deficiency Reserve	—	3,000,000	—		3,000,000	—		3,000,000
Accrued Interest	—	5,859,413	—		5,859,413	—		5,859,413
Current Portion of Long-Term Debt	—	91,461	—		91,461	—		91,461

Total Current Liabilities	186,382	96,163,201	—		96,349,583	—		96,349,583
Long-Term Liabilities:
Lease Liability	—	3,551,875	—		3,551,875	—		3,551,875
Liability for Warrants	15,732,417	16,978,184	(16,978,184)	4[C]	15,732,417	(16,978,184)	4[C]	15,732,417
Long-Term Debt	—	58,871,264	—		58,871,264	—		58,871,264

Total Long-Term Liabilities	15,732,417	79,401,323	(16,978,184)		78,155,556	(16,978,184)		78,155,556

Total Liabilities	15,918,799	175,564,524	(16,978,184)		174,505,139	(16,978,184)		174,505,139

Class D Units Subject to Possible Redemption	—	53,784,760	(53,784,760)	4[G]	—	(53,784,760)	4[G]	—
Class A Common Stock Subject to Possible Redemption	316,250,000	—	(316,250,000)	4[G]	—	(316,250,000)	4[G]	—
Stockholders’/Members Equity (Deficit):					—
Contributed Capital	—	41,764,270	(41,764,270)	4[G]	—	(41,764,270)	4[G]	—
Series A Preferred Returns	—	5,632,496	(5,632,496)	4[G]	—	(5,632,496)	4[G]	—
Accumulated Equity-Based Compensation	—	2,392,875	(2,392,875)	4[G]	—	(2,392,875)	4[G]	—
Redemption of Profits Interests	—	(180,000)	180,000	4[G]	—	180,000	4[G]	—
Retained Loss from Controlling Interests	—	(172,576,003)	172,576,003	4[G]	—	172,576,003	4[G]	—
Class A common stock, $0.0001 par value	83	—	6,840	4[G]	6,923	3,990	4[G]	4,073
Class B common shares, $0.0001 par value	791	—	(791)	4[G]	—	(791)	4[G]	—
Class V common stock, $0.0001 par value	—	—	16,955	4[G]	16,955	19,756	4[G]	19,756
Additional Paid in Capital	—	—	589,736,933	4[G]	589,736,933	303,101,885	4[G]	303,101,885
Accumulated Deficit	(15,090,421)	—	(14,200,000)	4[G]	(29,290,421)	(14,200,000)	4[G]	(29,290,421)

Stockholders’/Members’ Equity (Deficit)	(15,089,547)	(122,966,362)	698,526,299		560,470,390	411,891,202		273,835,293
Noncontrolling Interests	—	(23,429,094)	1,532,602,348	4[F]	1,509,173,254	1,781,904,077	4[F]	1,758,474,983

Total Stockholders’/Members Equity (Deficit)	(15,089,547)	(146,395,456)	2,231,128,647		2,069,643,644	2,193,795,279		2,032,310,276

Total Liabilities and Stockholders’/Members’ Equity (Deficit)	$317,079,252	$82,953,828	$1,844,115,703		$2,244,148,783	$1,806,782,335		$2,206,815,415

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2021

(In dollars, except per share and share amounts)

	Historical		No Redemptions Scenario			Maximum Redemptions Scenario
	Foresight Acquisition Corp.	P3 Health Group Holdings LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating Revenue:
Capitated Revenue	$—	$294,860,130	$—		$294,860,130	$—		$294,860,130
Other Patient Service Revenue	—	8,122,849	—		8,122,849	—		8,122,849

Total Operating Revenue	—	302,982,979	—		302,982,979	—		302,982,979
Operating Expenses:
Medical Expenses	—	297,570,662	—		297,570,662	—		297,570,662
Premium Deficiency Reserve	—	3,000,000	—		3,000,000	—		3,000,000
Corporate, General and Administrative Expenses	1,121,745	33,449,735	—		34,571,480	—		34,571,480
Sales and Marketing Expenses	—	626,742	—		626,742	—		626,742
Depreciation and Amortization	—	762,378	43,675,000	5[E]	44,437,378	43,675,000	5[E]	44,437,378

Total Operating Expenses	1,121,745	335,409,517	43,675,000		380,206,262	43,675,000		380,206,262

Operating Loss	(1,121,745)	(32,426,538)	(43,675,000)		(77,223,283)	(43,675,000)		(77,223,283)

Non-Operating Income (Expenses):
Interest Income (Expense), Net	10,449	(8,487,374)	—		(8,476,925)	—		(8,476,925)
Change in Fair Value of Warrant Liability	(4,593,625)	(10,661,579)	10,661,579	5[D]	(4,593,625)	10,661,579	5[D]	(4,593,625)

Total Non-Operating Income (Expenses)	(4,583,176)	(19,148,953)	10,661,579		(13,070,550)	10,661,579		(13,070,550)

Net Loss	(5,704,921)	(51,575,491)	(33,013,421)		(90,293,833)	(33,013,421)		(90,293,833)

Net Loss Attributable to Noncontrolling interest	—	(5,241,713)	(56,343,033)	5[C]	(61,584,746)	(65,785,299)	5[C]	(71,027,012)

Net Income (Loss) Attributable to Controlling Interest	$(5,704,921)	$(46,333,778)	$23,329,612		$(28,709,087)	$32,771,878		$(19,266,821)

Loss Per Share/Unit (See Note 6):
Class A Common Stock – Basic and Diluted	$(0.15)	—	—		$(0.41)	—		$(0.47)
Class B Common Stock – Basic and Diluted	$(0.15)	—	—		—	—		—
Member Units – Basic and Diluted	—	$(0.68)	—		—	—		—
Weighted Average Common Shares/Units Outstanding (See Note 6):
Class A Common Stock – Basic and Diluted	31,625,000	—	—		69,226,351	—		40,728,081
Class B Common Stock – Basic and Diluted	7,715,000	—	—		—	—		—
Member Units – Basic and Diluted	—	67,705,812	—		—	—		—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2020

(In dollars, except for share and per share amounts)

	Historical		No Redemptions Scenario			Maximum Redemptions Scenario
	Foresight Acquisition Corp	P3 Health Group Holdings LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating Revenue:
Capitated Revenue	$—	$471,551,241	$—		$471,551,241	$—		$471,551,241
Other Patient Service Revenue	—	13,990,050	—		13,990,050	—		13,990,050

Total Operating Revenue	—	485,541,291	—		485,541,291	—		485,541,291
Operating Expenses:
Medical Expenses	—	485,513,143	—		485,513,143	—		485,513,143
Premium Deficiency Reserve	—	(20,539,364)	—		(20,539,364)	—		(20,539,364)
Corporate, General and Administrative Expenses	2,286	53,390,338	2,512,068	5[A]	55,904,692	2,512,068	5[A]	55,904,692
Sales and Marketing Expenses	—	1,502,634	—		1,502,634	—		1,502,634
Depreciation and Amortization	—	795,172	87,350,000	5[E]	88,145,172	87,350,000	5[E]	88,145,172
Transaction Expenses	—	—	34,200,000	5[B]	34,200,000	34,200,000	5[B]	34,200,000

Total Operating Expenses	2,286	520,661,923	124,062,068		644,726,277	124,062,068		644,726,277

Operating Loss	(2,286)	(35,120,632)	(124,062,068)		(159,184,986)	(124,062,068)		(159,184,986)

Non-Operating Income (Expenses):
Interest Expense, Net	—	(9,970,260)	—		(9,970,260)	—		(9,970,260)
Other	—	(290,684)	—		(290,684)	—		(290,684)

Total Non-Operating Income (Expenses)	—	(10,260,944)	—		(10,260,944)	—		(10,260,944)

Net Loss	(2,286)	(45,381,576)	(124,062,068)		(169,445,930)	(124,062,068)		(169,445,930)

Net Loss Attributable to Noncontrolling Interest	—	(4,307,071)	(107,177,373)	5[C]	(111,484,444)	(125,138,729)	5[C]	(129,445,800)

Net Income (Loss) Attributable to Controlling Interest	$(2,286)	$(41,074,505)	$(16,884,695)		$(57,961,486)	$1,076,661		$(40,000,130)

Loss Per Share/Unit (See Note 6):
Class A Common Stock – Basic and Diluted	—	—	—		$(0.84)	—		$(0.98)
Class B Common Stock – Basic and Diluted	$(0.00)	—	—		—	—		—
Member Units – Basic and Diluted	—	$(0.62)	—		—	—		—
Weighted Average Common Shares/Units Outstanding (See Note 6):
Class A Common Stock – Basic and Diluted	—	—	—		69,226,351	—		40,728,081
Class B Common Stock – Basic and Diluted	6,875,000	—	—		—	—		—
Member Units – Basic and Diluted	—	65,833,962	—		—	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combinations

On May 25, 2021, (i) Foresight, P3, and P3 LLC entered into the Merger Agreement and (ii) Foresight, the Merger Corps, the Blockers, Splitter, and the Blocker Sellers entered into the Transaction and Combination Agreement pursuant to which, among other things, upon the satisfaction or waiver of the conditions set forth in the Transaction Agreements, P3 will merge with and into P3 LLC, with P3 LLC as the surviving entity, and the Merger Corps will merge with and into the Blockers, with the Blockers as the surviving entities and wholly owned subsidiaries of Foresight, which will subsequently be merged with and into Foresight, with Foresight as the surviving entity. Through the foregoing mergers, immediately after the closing, Foresight and P3 will be organized in an “Up-C” structure in which all of the P3 operating subsidiaries will be held directly or indirectly by P3 LLC and Foresight will acquire approximately 28.4% under the No Redemptions Scenario or 16.7% under the Maximum Redemptions Scenario of the economic interests of P3 LLC (which is the entity into which P3 will be merged pursuant to the P3 Merger) and will become the sole managing member of P3 LLC.

The Business Combinations include various transactions, including:

•

pursuant to the Transaction and Combination Agreement, a restructuring transaction involving liquidating distributions by a member of P3 of such member’s equity interests in P3 to such member’s equity holders, including the two Blockers;

•

pursuant to the Merger Agreement, the Foresight Contribution to P3 LLC of the amount in the Trust Account and the net proceeds from the PIPE to be consummated concurrently with the Closing (after taking into account any redemptions of public shares and other than cash to be used to pay closing cash consideration in connection with the acquisition by Foresight of the two Blockers pursuant to the Transaction and Combination Agreement), in exchange for equity interests in P3 LLC;

•

pursuant to the Merger Agreement, following the Foresight Contribution, the P3 Merger, resulting in Foresight becoming a minority equity holder and sole managing member of P3 LLC and the P3 Equityholders being entitled to receive a mix of P3 LLC Units and cash;

•

in connection with the Merger Agreement, following the P3 Merger, the acquisition by the Non - Blocker P3 Equityholders of newly issued shares of Class V Common Stock in the P3 Equityholders Subscription; and

•

pursuant to the Transaction and Combination Agreement, the merger of each of the two blocker entities with wholly owned subsidiaries of Foresight, which will subsequently be merged with and into Foresight, with Foresight as the surviving entity, and each Blocker seller being entitled to receive a mix of cash and Class A Common Stock.

On October 4, 2021, all then-outstanding shares of Class B Common Stock of Foresight were converted into shares of Class A Common Stock on a one-for-one basis. The Class B Common Stock is no longer outstanding and has ceased to exist, and each holder of Class B Common Stock thereafter ceased to have any rights with respect to such shares of Class B Common Stock.

Pursuant to a letter agreement between P3 and the holders of the P3 Warrants, each P3 Warrant that is outstanding immediately prior to the effective time of the P3 Merger will be deemed to be exercised on a cashless basis immediately prior to the effective time of the P3 Merger and the holders thereof will be considered a P3 Equityholder and entitled to a portion of the P3 Merger Consideration at the closing of the P3 Merger.

Foresight currently has outstanding public warrants to purchase 10,541,667 shares of Class A Common Stock and Private Placement Warrants to purchase 277,500 shares of Class A Common Stock. These public warrants and Private Placement Warrants will become exercisable on the later of February 12, 2022 and 30 days after the completion of the Business Combinations.

At Closing, certain P3 Equityholders will enter into a Tax Receivable Agreement with Foresight and P3 LLC with respect to tax benefits realized as a result of increases in Foresight’s proportionate share of the tax basis in P3 LLC’s assets resulting from the Business Combinations and any future redemptions or exchange of P3 LLC Units by a P3 Equityholder for Class A Common Stock or cash. The Company may recognize an estimated liability under the Tax Receivable Agreement of approximately $444.6 million of future cash payments if all P3 Equityholders exchange or redeem for cash assuming (a) the generation of sufficient future taxable income, (b) a trading price of $10.00 per share of Foresight Class A Common Stock at the time of the exchanges, (c) a constant corporate combined U.S. federal and state income tax rate of 24.14% and (d) no material changes in tax law.

The unaudited pro forma condensed combined financial information includes two scenarios: (i) a “No Redemptions Scenario,” which assumes no shares of Class A Common Stock are redeemed by the Foresight stockholders prior to the Business Combinations, and (ii) a “Maximum Redemptions Scenario,” which assumes that the Foresight stockholders redeem 29,995,361 shares of Class A Common Stock out of 31,625,000 outstanding public shares of Class A Common Stock. P3’s obligation to consummate the Business Combinations is subject to a minimum cash condition. P3’s board of managers has elected to lower the required amount of Available Cash that will satisfy the minimum cash condition to $200.0 million, considering the amount of cash held in the Trust Account after redemptions by the public stockholders, net of Foresight’s transaction expenses as described in the Proxy Statement, and assuming the PIPE is consummated. Following the planned cash payments to P3 Equityholders at Closing, the remaining Net Closing Cash (as defined in the Merger Agreement) must be no less than $180.0 million.

Immediately following the consummation of the Business Combinations, under the No Redemption Scenario, assuming no redemptions of the public shares, the P3 Equityholders (including Blocker Sellers) are expected to own an aggregate of approximately 74.6% of the voting Common Stock of the Company. Under the Maximum Redemptions Scenario, the P3 Equityholders (including the Blocker Sellers) are expected to own approximately 86.9% of the voting Common Stock of the Company. Upon the consummation of the Business Combinations, the Blocker Sellers will receive shares of Class A Common Stock. Each P3 Equityholder can elect to receive additional P3 LLC Units in lieu of its portion of the cash consideration, in which case the number of P3 LLC Units to be issued would be increased by an amount equal to the total amount of such portion of the cash consideration divided by $10.00. Pursuant to the Transaction and Combination Agreement, the Blocker Sellers will receive a number of shares of Class A Common Stock and cash equal to the number of P3 LLC Units and cash that the Blockers would have received in the P3 Merger (determined without giving effect to any election the Blockers may make to receive additional P3 LLC Units in lieu of cash). The unaudited pro forma condensed combined financial information assumes that none of the P3 Equityholders elect to receive additional P3 LLC Units in lieu of the cash portion of the P3 Merger Consideration.

The following table summarizes the pro forma capitalization by shares outstanding (whether Foresight Class A Common Stock or Class V Common Stock) under the two scenarios. At Closing, Non-Blocker P3 Equityholders will hold Class V Common Stock, which possess voting rights and can be redeemed in the future for shares of Class A Common Stock. The percentages below represent pro forma voting percentages held by each class of equity holder:

	No Redemptions Scenario		Maximum Redemptions Scenario
	Shares	Voting %	Shares	Voting %
Non-Blocker P3 Equityholders (1)	174,111,355	71.6%	202,610,615	83.3%
Blocker Sellers	8,492,294	3.5%	9,989,385	4.1%
Public Stockholders	31,625,000	13.0%	1,629,639	0.7%
Sponsors	8,738,750	3.5%	8,738,750	3.5%
Subscribers (2)	20,370,307	8.4%	20,370,307	8.4%

Total	243,337,706	100.0%	243,338,696	100.0%

(1)

Non-Blocker P3 Equityholders shares include a number of restricted shares subject to post-Closing vesting equal to 4,558,473 and 5,049,134 under the No Redemptions Scenario and Maximum Redemptions Scenario, respectively.

(2)	Subscribers shares reflect the aggregate commitment as of November 19, 2021.

Subsequent to the consummation of the Business Combinations, the board of directors of the Company is expected to be comprised of nine members, of which Foresight is expected to initially appoint two members, P3 is expected to initially appoint six members, and a new member will be selected independently. Foresight will become the sole managing member of P3 LLC.

In connection with the execution of the Merger Agreement, Foresight entered into the Subscription Agreements with the Subscribers, pursuant to which the Subscribers have agreed to purchase an aggregate of 20,870,307 shares of Class A Common Stock in a private placement transaction at a price of $10.00 per share for an aggregate commitment of $208.7 million, less related transaction expenses. The closing of the PIPE is expected to take place concurrently with the consummation of the Business Combinations. The PIPE Subscription Agreements are subject to certain conditions, including, among other things, the consummation of the Business Combinations. On November 19, 2021, Foresight entered into a Consent and Amendment to Subscription Agreement with certain investors representing $203.7 million of the $208.7 million aggregate PIPE commitment to extend the date by which the Business Combinations must be consummated from November 25, 2021 to December 8, 2021. As a result, the Company expects to receive $203.7 million of the original $208.7 million PIPE commitment for an aggregate of 20,370,307 shares of Class A Common Stock.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (the “Transaction Accounting Adjustments”). The selected unaudited pro forma condensed combined financial information presents the Transaction Accounting Adjustments. The Transaction Accounting Adjustments in the selected unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Company following the consummation of the Business Combinations and the PIPE.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combinations as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 gives pro forma effect to the Business Combinations as if they had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of the public shares:

•	Assuming No Redemptions: This “No Redemptions Scenario” assumes that no shares of Class A Common Stock are redeemed by the Foresight stockholders prior to the Business Combinations.

•

Assuming Maximum Redemptions: This “Maximum Redemptions Scenario” assumes that the Foresight stockholders redeem 29,995,361 shares of Class A Common Stock (which is derived from the number of shares that could be redeemed in connection with the Business Combinations at an assumed redemption price of $10.00 per share based on $316.3 million of funds held in the Trust Account as of June 30, 2021 and 31,625,000 public shares of Class A Common Stock outstanding, and have Available Cash of $200.0 million, after giving effect to the sale of the PIPE Shares and the payment of Foresight’s expenses, fees and costs related to the Merger Agreement), for an aggregate redemption payment of $300.0 million from the Trust Account.

The pro forma adjustments reflecting the consummation of the Business Combinations are based on certain currently available information and certain significant estimates and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combinations based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combinations taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of P3 and Foresight included elsewhere in the Proxy Statement.

3.	Accounting for the Business Combinations

The Business Combinations represent a forward merger and will be accounted for using the acquisition method of accounting in accordance with GAAP. Under this method of accounting, P3 will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that:

•

Foresight will be the sole managing member of P3 LLC subsequent to the consummation of the Business Combinations, and the managing member will conduct, direct and exercise full control over all activities of P3 LLC. The non-managing members of P3 LLC do not have substantive kick-out or participating rights.

•

No one predecessor stakeholder of P3 had a controlling interest in P3 before, or will have a controlling interest in the combined company after, the Business Combinations. The Business Combinations are not transactions between entities under common control.

These factors support the conclusion that Foresight acquired a controlling interest in P3 LLC and is the accounting acquirer. For accounting purposes, the accounting acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). If the acquiree is a variable interest entity, the primary beneficiary would be the accounting acquirer. Foresight is the primary beneficiary of P3 LLC, which is a variable interest entity, since it has the power to direct the activities of P3 LLC that most significantly impact P3 LLC’s economic performance through its role as the sole managing member. Therefore, Foresight is the accounting acquirer of P3 LLC and the Business Combinations should be accounted for using the acquisition method.

Under the acquisition method of accounting, Foresight’s assets and liabilities will be recorded at carrying value and the assets and liabilities associated with P3 will be recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC Topic 805, Business Combinations (“ASC 805”) and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired, and liabilities assumed be recognized at their fair values as of the acquisition date by the accounting acquirer, which was determined to be Foresight.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

In the Business Combinations, P3, which represents substantially all of the economic activity of the Company, will merge into P3 LLC, which will be a wholly owned subsidiary of Foresight. Since the Company will be the sole managing member of P3 LLC following the Business Combinations, the P3 LLC Units held by P3 Equityholders will be classified as Noncontrolling Interests in the Company’s financial statements for financial reporting purposes. An allocation of net income (representing net income in the percentage of ownership of P3 LLC not controlled by the Company, including the consolidated results of certain Variable Interest Entities) will be attributed to the Noncontrolling Interests in the Company’s statement of operations.

The combined two companies, P3 and Foresight, have provided for a valuation allowance on federal and state deferred tax assets. A valuation allowance is recognized if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax asset will not be realized. Management must analyze all available positive and negative evidence regarding realization of the deferred tax assets and make an assessment of the likelihood of sufficient future taxable income. The deferred tax assets were not deemed realizable based upon the weight of objectively verifiable negative evidence in the form of cumulative losses over a historical three-year period. As a result, there is no income tax provision recognized in the unaudited condensed combined pro forma financial information.

Upon the completion of the Business Combinations, Foresight will enter into a Tax Receivable Agreement with certain of the P3 Equityholders and P3 LLC. The Tax Receivable Agreement will generally provide for the payment to the P3 Equityholders of 85% of the income tax benefits, if any, that are actually realized. At the completion of the Business Combinations, the Company will not record a Tax Receivable Agreement liability related to the tax savings it would realize from the utilization of such deferred tax assets in the No Redemptions Scenario after concluding it will not be probable that such a liability would be paid based on its estimates of future taxable income, consistent with the Company’s conclusion that it is not more-likely-than-not to realize its deferred tax assets. Additionally, there is no Tax Receivable Agreement liability under the Maximum Redemptions Scenario because there are no tax benefits being generated given there are no Non-Blocker P3 Equityholders that are redeeming their partnership units for cash or Class A Common Stock at the time of the Business Combinations.

Preliminary Purchase Accounting

The pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet are preliminary. The adjustment amounts are estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of June 30, 2021. These adjustments have been prepared to illustrate the estimated effect of the Business Combinations. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the preliminary purchase price allocation and related adjustments are subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following tables summarizes the preliminary allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed of P3 under the No Redemption Scenario and Maximum Redemptions Scenario:

Purchase Price Allocation	No Redemptions Scenario	Maximum Redemptions Scenario
Equity Consideration	$75,589,911	$88,915,518
Fair Value of Noncontrolling Interest Consideration	1,509,190,210	1,758,494,739
Cash Consideration	299,963,504	—
Payment of P3 Transaction Costs	20,000,000	20,000,000

Total Purchase Consideration	$1,904,743,625	$1,867,410,257

Cash	$16,322,893	$16,322,893
Restricted Cash	223,872	223,872
Health Plan Settlement Receivables	43,750,694	43,750,694
Clinic Fees and Insurance Receivables, Net	365,440	365,440
Other Receivables	364,139	364,139
Prepaid expenses and other current assets	5,554,024	5,554,024
Property, Plant and Equipment, Net	7,271,432	7,271,432
Intangible Assets, net	873,500,000	873,500,000
Goodwill	1,107,829,265	1,070,495,897
Notes Receivable, Net	3,577,855	3,577,855
Right of Use Asset	4,570,351	4,570,351
Accounts Payable and Accrued Expenses	(10,787,249)	(10,787,249)
Accrued Payroll	(1,354,500)	(1,354,500)
Health Plans Settlements Payable	(12,399,972)	(12,399,972)
Claims Payable	(62,670,606)	(62,670,606)
Premium Deficiency Reserve	(3,000,000)	(3,000,000)
Accrued Interest	(5,859,413)	(5,859,413)
Current Portion of Long-Term Debt	(91,461)	(91,461)
Lease Liability	(3,551,875)	(3,551,875)
Long-Term Debt	(58,871,264)	(58,871,264)

Net Assets Acquired	$1,904,743,625	$1,867,410,257

4.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

P3 and Foresight have not had any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

[A] Below is a table that represents the pro forma adjustments to cash as it relates to the Business Combinations under the No Redemptions and Maximum Redemptions Scenarios:

	No Redemptions Scenario	Maximum Redemptions Scenario
PIPE Investment Proceeds (1)	$197,903,070	$197,903,070
Reclass of Foresight Cash Held in Trust Account	316,260,434	316,260,434
P3 Transaction Fees and Expenses (2)	(20,000,000)	(20,000,000)
Foresight Transaction Fees and Expenses (3)	(14,200,000)	(14,200,000)
Public Shareholder Redemptions	—	(299,963,504)
Cash to Existing P3 Owners	(299,963,504)	—

Pro Forma Adjustment to Cash	$180,000,000	$180,000,000

(1)

Reflects the proceeds from 20,370,307 PIPE shares issued at $10.00 per share to the PIPE investors in connection with the Business Combinations net of fees of $5,800,000 associated with the PIPE investment.

(2)	Reflects the payment of non-recurring direct and incremental transaction costs incurred by P3 in connection with the Business Combinations.
(3)	Reflects the payment of non-recurring direct and incremental transaction costs incurred by Foresight in connection with the Business Combinations that are recorded as increases to accumulated deficit.

[B] Represents the reclassification of $316,260,434 of cash and securities held in the Foresight trust account to liquidate these investments and make funds available for redemptions in connection with the Business Combinations, with any remaining funds being available for general use by the Company.

[C] Represents the removal of the warrant liability for outstanding P3 Class D warrants that will be net settled in connection with the Business Combinations representing Class V Common Stock and noncontrolling interests post-Closing.

[D] Represents the adjustment to record goodwill from the preliminary purchase price allocation resulting from the Business Combinations and remove the carrying value of the historical balance:

	No Redemptions Scenario	Maximum Redemptions Scenario
Remove Carrying Value of Historical Balance	$(953,128)	$(953,128)
Goodwill Recorded at Acquisition	1,107,829,265	1,070,495,897

Pro Forma Adjustments	$1,106,876,137	$1,069,542,769

[E] Represents the adjustment to record the fair value of identifiable intangible assets of $873,500,000 from the preliminary purchase price allocation resulting from the Business Combinations under both the No Redemptions Scenario and the Maximum Redemptions Scenario. The identified intangible assets consist of the following:

	Weighted Average Useful Life (Years)	Fair Value
Trademark	10	$70,000,000
Customer Contracts	10	800,000,000
Provider Network Agreements	10	3,500,000

Total		$873,500,000

[F] Represents the pro forma adjustment to record the Non-Blocker P3 Equityholders’ noncontrolling interest in P3 LLC Common Units of $1,509,190,210 or 71.0% under the No Redemptions Scenario and $1,758,494,739 or 82.9% under the Maximum Redemptions Scenario. The common units will be redeemable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) for Class A Common Stock on a 1-for-1 basis. The disinterested board members of Foresight upon consummation of the Business Combinations control the settlement alternative of the P3 LLC Units and the actions or events necessary to issue the maximum number of shares of Class A Common Stock that could be required to be delivered under share settlement of the contract. As settlement is determined by a majority of the disinterested board members, the Non-Blocker P3 Equityholders do not directly or indirectly control the election of the settlement alternative, and the noncontrolling interest has therefore been classified in permanent equity.

[G] The following table summarizes the pro forma adjustments impacting equity in the No Redemptions Scenario as of June 30, 2021:

	Adjustments to historical equity (1)	New equity structure (2)	Other items (3)	Pro forma adjustments
Foresight Class A Redeemable Common Stock	$—	$(316,250,000)	$—	$(316,250,000)
P3 Class D Redeemable Units	(53,784,760)	—	—	(53,784,760)
Class A Common Stock	791	6,049	—	6,840
Class B Common Stock	(791)	—	—	(791)
Class V Common Stock	—	16,955	—	16,955
Additional Paid in Capital	—	595,536,933	(5,800,000)	589,736,933
P3 Contributed Capital	(41,764,270)	—	—	(41,764,270)
P3 Series A Unit Preferred Return	(5,632,496)	—	—	(5,632,496)
P3 Accumulated Equity Based Compensation	(2,392,875)	—	—	(2,392,875)
P3 Redemption Profits Interests	180,000	—	—	180,000
P3 Retained Loss from Controlling Interests	172,576,003	—	—	172,576,003
Accumulated Deficit	—	—	(14,200,000)	(14,200,000)

(1)	To remove historical equity balances and temporary equity balances of P3, as well as the conversion of Foresight Founder Shares, from Class B Common Stock to Class A Common Stock.
(2)

Includes the fair value of Class A Common Stock consideration payable in the Business Combinations of $75,589,912 to the Blocker Sellers, the PIPE investment of $203,703,070, the conversion of Class A Common Stock from temporary to permanent equity of $316,250,000 each of which results in a corresponding aggregated adjustment to additional paid in capital and Class A Common Stock. In addition, this includes the par value of the Class V Common Stock voting only shares issued to Non-Blocker P3 Equityholders.

(3)

Represents the PIPE fees of $5,800,000 reducing additional paid in capital and the increase in accumulated deficit for the transaction costs of $14,200,000 incurred by Foresight that are non-recurring.

The following tables summarizes the pro forma adjustments impacting equity in the Maximum Redemptions Scenario as of June 30, 2021:

	Adjustments to historical equity (1)	New equity structure (2)	Other items (3)	Pro forma adjustments
Foresight Class A Redeemable Common Stock	$—	$(316,250,000)	$—	$(316,250,000)
P3 Class D Redeemable Units	(53,784,760)	—	—	(53,784,760)
Class A Common Stock	791	3,199	—	3,990
Class B Common Stock	(791)	—	—	(791)
Class V Common Stock	—	19,756	—	19,756
Additional Paid in Capital	—	308,901,885	(5,800,000)	303,101,885
P3 Contributed Capital	(41,764,270)	—	—	(41,764,270)
P3 Series A Unit Preferred Return	(5,632,496)	—	—	(5,632,496)
P3 Accumulated Equity Based Compensation	(2,392,875)	—	—	(2,392,875)
P3 Redemption Profits Interests	180,000	—	—	180,000
P3 Retained Loss from Controlling Interests	172,576,003	—	—	172,576,003
Accumulated Deficit	—	—	(14,200,000)	(14,200,000)

(1)	To remove historical equity balances and temporary equity balances of P3, as well as the conversion of Foresight Founder Shares, from Class B Common Stock to Class A Common Stock.
(2)

Includes the fair value of Class A Common Stock consideration payable in the Business Combinations of $88,915,439 to the Blocker Sellers, the PIPE investment of $203,703,070, the conversion of Class A Common Stock from temporary to permanent equity of $316,250,000 each of which results in a corresponding aggregated adjustment to additional paid in capital and Class A Common Stock with respect to the shares that were not redeemed. In addition, this includes the par value of the Class V Common Stock voting only shares issued to Non-Blocker P3 Equityholders.

(3)

Represents the PIPE fees of $5,800,000 reducing additional paid in capital and the increase in accumulated deficit for the transaction costs of $14,200,000 incurred by Foresight that are non-recurring.

5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2021 and year ended December 31, 2020

Foresight and P3 did not have any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

[A] Represents acceleration of P3 stock-based compensation as a result of the Business Combinations of $2,512,068 under both the No Redemptions Scenario and the Maximum Redemptions Scenario recorded as if the Business Combinations occurred on January 1, 2020.

[B] Represents Foresight’s and P3’s non-recurring transaction related costs of $34,200,000 under both No Redemptions and Maximum Redemptions Scenarios deemed to be direct and incremental costs of the Business Combinations as if it was consummated on January 1, 2020. Amount excludes fees associated with the PIPE investment which were netted against the PIPE proceeds within additional paid in capital.

[C] Represents the pro forma adjustment to record earnings attributable to noncontrolling interest in P3 LLC of 71.0% under the No Redemptions Scenario and 82.9% under the Maximum Redemptions Scenario.

[D] Represents the adjustment to reflect the accounting for the change in fair value of the liability for outstanding P3 Class D warrants as if they had been redeemed as of January 1, 2020. This adjustment reverses the charge to earnings that had been recognized during the six months ended June 30, 2021. There was no fair value adjustment charged to earnings during the year ended December 31, 2020.

[E] Represents adjustments to depreciation and amortization expense for the amortization of intangible assets recorded in connection with the Business Combinations. This pro forma adjustment has been proposed assuming the Business Combinations occurred on January 1, 2020. Amortization expense is computed on a straight-line basis over 10 years, which is based on the approximate weighted average useful life of P3’s customer contracts, and the period over which the Company anticipates value will be derived from the P3 trademark and P3’s provider network agreements. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma adjustment for amortization expenses recorded to depreciation and amortization:

	Weighted Average Useful Life (Years)	Fair Value	For the six months ended June 30, 2021	For the twelve months ended December 31, 2020
Trademark	10	$70,000,000	$3,500,000	$7,000,000
Customer Contracts	10	800,000,000	40,000,000	80,000,000
Provider Network Agreements	10	3,500,000	175,000	350,000

Total		$873,500,000	$43,675,000	$87,350,000

6. Pro Forma Earnings Per Share Information

As a result of the Business Combinations, the pro forma basic and diluted number of shares are reflective of 69,226,351 shares and 40,728,081 of Class A Common Stock outstanding under the No Redemptions and Maximum Redemptions Scenarios, respectively.

	Six Months Ended June 30, 2021
	No Redemptions Scenario	Maximum Redemptions Scenario
Net Loss Attributable to Controlling Interest	$(28,709,087)	$(19,266,821)
Weighted Average Shares Outstanding – Basic and Dilutive	69,226,351	40,728,081
Loss Per Share – Basic and Dilutive	$(0.41)	$(0.47)

	Year Ended December 31, 2020
	No Redemptions Scenario	Maximum Redemptions Scenario
Net Loss Attributable to Controlling Interest	$(52,163,130)	$(36,581,762)
Weighted Average Shares Outstanding – Basic and Dilutive	69,226,351	40,728,081
Loss Per Share – Basic and Dilutive	$(0.75)	$(0.90)

Earnings per share exclude warrants and contingently issuable shares that would be anti-dilutive to pro forma earnings per share, including (i) 10,541,667 redeemable Foresight Warrants issued by Foresight in its IPO, (ii) 277,500 Private Placement Warrants to purchase Class A Common Stock that were issued to the Sponsor as part of the Private Placement Units in a private placement concurrently with the IPO, (iii) Incentive Units subject to post-Closing vesting of 4,558,473 shares and 5,049,134 shares under the No Redemptions and Maximum Redemptions Scenarios, respectively, and (iv) 169,552,883 and 197,561,481 P3 LLC Common Units owned by the Non-Blocker P3 Sellers under the No Redemptions and Maximum Redemptions Scenarios, respectively, that are redeemable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock.

Impact of the Business Combinations on Relative Ownership

The information set forth below supersedes the information set forth under “SUMMARY OF THE PROXY STATEMENT—Impact of the Business Combinations on Foresight’s Public Float” in the Proxy Statement in its entirety:

As of 5:00 p.m., Eastern Time, on November 16, 2021, the initial expiration of the redemption period, Foresight had received notice that holders of its Class A Common Stock elected to redeem approximately 27.6 million shares, or approximately 87% of the shares that were eligible for redemption, for an aggregate redemption price of approximately $276 million. Since that time, as of November 26, 2021, Foresight has received net revocations for approximately 8.7 million shares, for an aggregate redemption of approximately 18.9 million shares. As a result of the extension of the redemption period, the final number of redeemed shares is subject to change.

Based on the assumptions described under “Certain Defined Terms” in the Proxy Statement, immediately after the Closing, assuming a no redemption scenario, the Company, which will be the sole managing member of P3 LLC, will own 69,226,351 P3 LLC Units, representing an approximately 28.4% economic interest in P3 LLC (or 40,728,081 P3 LLC Units, representing an approximately 16.6% economic interest in P3 LLC, assuming a maximum redemption scenario), and the P3 Equityholders (other than the Blocker Sellers) will own 174,111,355 P3 LLC Units, representing an approximately 71.6% economic interest in P3 LLC (or 202,610,615 P3 LLC Units, representing an approximately 83.3% economic interest in P3 LLC, assuming a maximum redemption scenario). The following table presents the share ownership of various holders of the Company immediately after the Closing, without giving effect to the potential exercise of any Foresight Warrants, and otherwise assumes the following redemption scenarios:

No Redemptions: This scenario assumes that no shares of Class A Common Stock are redeemed by public stockholders prior to the Business Combinations.

Illustrative Redemption: This scenario assumes that public stockholders redeem 14,997,681 shares of Class A Common Stock, which is 50% of the number of shares derived from the maximum redemption scenario described below.

Maximum Redemption: This scenario assumes that the public stockholders redeem 29,995,361 shares of Class A Common Stock, which is derived from the number of shares that could be redeemed in connection with the Business Combinations at an assumed redemption price of $10.00 per share based on $316.3 million of funds held in the Trust Account as of June 30, 2021 (which is substantially the same amount as of September 30, 2021) and 31,625,000 public shares of Class A Common Stock outstanding, and still satisfy the minimum available cash condition in the Merger Agreement, which P3 has elected to lower from $400.0 million to $200.0 million, after giving effect to the sale of the PIPE Shares and the payment of Foresight’s expenses, fees and costs related to the Merger Agreement.

	No Redemption				Illustrative Redemption				Maximum Redemption
Holder	Shares(1)		% Voting	% Economic Interest in P3 LLC (2)	Shares(1)		% Voting	% Economic Interest in P3 LLC (2)	Shares(1)		% Voting	% Economic Interest in P3 LLC (2)
Public stockholders	31,625,000		13.0	13.0	16,627,320		6.9	6.9	1,629,639		0.7	0.7
Sponsors, officers and directors	8,738,750		3.5	3.5	8,738,750		3.5	3.5	8,738,750		3.5	3.5
Subscribers	20,370,307		8.4	8.4	20,370,307		8.4	8.4	20,370,307		8.4	8.4
Blocker Sellers	8,492,294		3.5	3.5	9,240,840		3.8	3.8	9,989,385		4.1	4.1
P3 Non-Blocker Equityholders	174,111,355		71.6	71.6	188,360,985		77.4	77.4	202,610,615		83.3	83.3
Foresight independent directors	75,000	(3)	*	*	75,000	(3)	*	*	75,000	(3)	*	*

*	Less than 1%.
(1)

For all holders other than the P3 Equityholders (excluding the Blocker Sellers), amount represents shares of Class A Common Stock. For the P3 Equityholders (other than the Blocker Sellers), amount represents shares of Class V Common Stock (voting but no economic interest in the Company) and a corresponding number of P3 LLC Units (economic interest in P3 LLC).

(2)

Economic interest is based on the particular holder’s shares of Class A Common Stock (or in the case of the P3 Equityholders, P3 LLC Units). Each holder also has an indirect economic interest in P3 LLC through the Company’s ownership of P3 LLC Units equal to the amount of the voting interest such holder has in the Company (other than the P3 Equityholders, which have a direct economic interest in P3 LLC through ownership of P3 LLC Units).

(3)	This amount is also included in the “Sponsors, officers and directors” line above.

The numbers of shares and the economic and voting interests set forth above are based upon the assumptions set forth under “Certain Defined Terms” in the Proxy Statement. If the actual facts differ from our assumptions, the numbers of shares and economic and voting interests set forth above will be different. The exercises of redemption rights by our public stockholders in connection with the Business Combinations could cause the numbers of shares and economic and voting interests at the Closing to be different from those set forth above.

In addition, the numbers of shares and economic and voting interests set forth above do not take into account potential future exchanges of P3 LLC Units, together with shares of Class V Common Stock, for shares of Class A Common Stock. The public warrants and the Private Placement Warrants will become exercisable on the later of February 12, 2022 and 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the sections entitled “Summary of the Proxy Statement—Organizational Structure—Following the Business Combinations” in the Proxy Statement and “Unaudited Pro Forma Condensed Combined Financial Information” above for further information.

Recent Developments

Estimated preliminary financial results for the quarter ended September 30, 2021

P3 estimates it will report revenues for the three months ended September 30, 2021 in an amount generally consistent with its previously reported revenues for each of its quarters in the six months ended June 30, 2021. P3 continued to experience additional medical costs related to COVID-19 during the three months ended September 30, 2021. P3 estimates that it incurred approximately $44.0 million of direct costs related to COVID-19 claims during the period from March 1, 2020 through September 30, 2021, including an incremental $5 million related to COVID-19 claims in the three months ended September 30, 2021. Such incremental costs will increase P3’s net loss and reduce P3’s Adjusted EBITDA for the three months ended September 30, 2021. P3 actively monitors and tracks COVID-19 positivity rates in the markets where it operates and continues to see new positive cases and “breakthrough” cases (positive cases in vaccinated patients) in the markets where it operates.

General

No changes have been made to the record date, the location of the meeting or the proposals to be voted on at the Special Meeting, which are presented in Foresight’s Proxy Statement filed with the Securities and Exchange Commission on October 28, 2021. The Special Meeting of stockholders can be accessed by visiting https://www.cstproxy.com/foresightacq/2021, where you will be able to listen to the meeting live and vote during the Special Meeting. Additionally, you have the option to listen to the Special Meeting by dialing 1 877-770-3647 (toll-free within the U.S. and Canada) or +1 312-780-0854 (outside of the U.S. and Canada, standard rates apply). Please note that the passcode for telephone access has been changed from passcode that was included in the Proxy Statement and is now 17228722#. Only the holders of Foresight’s common stock as of the close of business on October 8, 2021, the record date for the Special Meeting, are entitled to vote at the Special Meeting.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. You retain the power to revoke your proxy or change your vote at any time before it is voted at the Special Meeting on December 3, 2021. Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting. If a broker or other nominee holds your stock on your behalf, you must contact your broker, bank or other nominee to change your vote.

Foresight stockholders will be able to continue to change their redemption election on or prior to 5:00 p.m., Eastern Time, on Wednesday, December 1, 2021.

Forward-Looking Statements

The information in this Supplement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected impact of the Business Combinations on the post-combination company and selected preliminary financial results of P3. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of P3 and Foresight. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the uncertainty of the estimates related to the pro forma financial information; any changes to the estimates based on the final valuation of the assets; and those factors discussed in Foresight’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the SEC on April 6, 2021 (the “Annual Report”) under the heading “Risk Factors,” in the Proxy Statement under the heading “Risk Factors” and other documents of Foresight filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither P3 nor Foresight presently know or that P3 and Foresight currently believe are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect P3’s and Foresight’s expectations, plans or forecasts of future events and views as of the date of this Supplement. P3 and Foresight anticipate that subsequent events and developments will cause P3’s and Foresight’s assessments to change. However, while P3 and Foresight may elect to update these forward-looking statements at some point in the future, P3 and Foresight specifically disclaim any obligation to do so, except if otherwise required by applicable securities laws. These forward-looking statements should not be relied upon as representing P3’s and Foresight’s assessments as of any date subsequent to the date of this Supplement. Accordingly, undue reliance should not be placed upon the forward-looking statements.